                                                              EXHIBIT (a)(1)(xi)
                              RENT-A-CENTER, INC.

                      SUPPLEMENT TO THE OFFER TO PURCHASE
                                    FOR CASH
                   UP TO 2,200,000 SHARES OF ITS COMMON STOCK
             AT AN INCREASED PURCHASE PRICE NOT GREATER THAN $73.00
                         NOR LESS THAN $67.00 PER SHARE
                       PURSUANT TO THE OFFER TO PURCHASE
                        DATED APRIL 28, 2003, AS AMENDED
                             CUSIP NO. 76009N 10 0
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 19, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

     On April 28, 2003, Rent-A-Center, Inc. ("Rent-A-Center") distributed an Offer to Purchase and Letter of Transmittal related to its modified "Dutch Auction" tender offer to purchase up to 2,200,000 shares of its common stock at a price not less than $60.00 per share and not greater than $66.00 per share. The tender offer was scheduled to expire on June 5, 2003. Rent-A-Center has extended the expiration date of the tender offer to 12:00 midnight, New York City time, on Thursday, June 19, 2003. Rent-A-Center has also increased the range of purchase prices to not less than $67.00 per share and not more than $73.00 per share. The maximum number of shares to be purchased remains 2,200,000.

     The tender offer was originally made upon the terms and subject to the conditions described in the Offer to Purchase dated April 28, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (the "Original Letter of Transmittal") previously distributed to stockholders. The Offer to Purchase has been amended and supplemented by the enclosed Supplement to the Offer to Purchase (the"Supplement") and the related amended Letter of Transmittal (the "Letter of Transmittal"). The Offer to Purchase, the Supplement and the Letter of Transmittal, as amended or supplemented from time to time, together constitute the tender offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase, the Supplement and Letter of Transmittal.

     YOU MAY ALREADY HAVE PROVIDED US WITH INSTRUCTIONS IN CONNECTION WITH THE ORIGINAL OFFER TO PURCHASE. THESE INSTRUCTIONS ARE NO LONGER EFFECTIVE. YOU MUST PROVIDE US WITH NEW INSTRUCTIONS IF YOU INTEND TO PARTICIPATE IN THE TENDER OFFER.

     Rent-A-Center will determine a single per share price that it will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. Rent-A-Center will select the lowest purchase price that will allow it to purchase 2,200,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $73.00 per share nor less than $67.00 per share. All shares properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by Rent-A-Center, subject to proration provisions. All shares acquired in the tender offer will be acquired at the same purchase price. Rent-A-Center reserves the right, in its sole discretion, to purchase more than 2,200,000 shares in the tender offer, subject to applicable law. Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions will be returned to the tendering stockholders at Rent-A-Center's expense. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 2,200,000 shares (or such greater number of shares as Rent-A-Center may elect to purchase pursuant to the tender offer), Rent-A-Center will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Rent-A-Center all shares so tendered.

     If at the expiration of the tender offer more than 2,200,000 shares (or any such greater number of shares as Rent-A-Center may elect to purchase) are properly tendered at or below the purchase price, Rent-A-Center will buy shares first, from all stockholders owning beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in Rent-A-Center's 401(k)
Plan) (an "Odd Lot Holder") who properly tender all their shares at or below the purchase price selected by Rent-A-Center; second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by Rent-A-Center, subject to any conditional tenders; and third, if necessary to permit Rent-A-Center to purchase 2,200,000 shares, from holders who have tendered only shares subject to the condition that a specified minimum number of the holder's shares are purchased in the tender offer as described in
Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided such holders have tendered all of their shares) by random lot, to the extent feasible. See Section 1 and Section 6 of the Offer to Purchase.

     THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 7 OF THE OFFER TO PURCHASE.

     If the tender offer is not fully subscribed by the extended expiration date, Rent-A-Center will consider making a further extension at the same price range for not more than three business days to permit Mark Speese, the Chief Executive Officer, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. to make tenders sufficient to bring the total shares tendered by all holders to the maximum of 2,200,000 shares. All other stockholders could also tender shares (or withdraw previously tendered shares) during this extension. Mr. Speese has advised Rent-A-Center that he would tender up to 200,000 shares of common stock at $73.00 per share in response to this second extension period so long as the market price of Rent-A-Center's stock at the time of the tender is not greater than $73.00 plus customary transaction costs applicable in a sale outside the tender offer. Apollo has indicated that in the case of a second three business day extension of the tender offer, it will consider tendering up to 2,000,000 shares at the maximum price based on the market price and other considerations at that time. Rent-A-Center's other directors and executive officers have indicated that they do not intend to tender any shares in the tender offer. Rent-A-Center has entered into an agreement with Apollo to purchase at the final tender offer price a portion of its shares following completion of the tender offer. See Section 12 of the Offer to Purchase and the Supplement.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

     Please note the following:

          1. You may tender your shares at prices not greater than $73.00 per share nor less than $67.00 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          4. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, June 19, 2003, unless Rent-A-Center extends the tender offer.

          5. The tender offer is for 2,200,000 shares, constituting approximately 6.3% of the shares outstanding as of June 5, 2003.

          6. Tendering stockholders who are tendering shares held in their name or who tender their shares directly to the Depositary (as defined in the Offer to Purchase) will not be obligated to pay any brokerage commissions or fees to Rent-A-Center or the Dealer Manager (as defined in the Offer to Purchase), solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Rent-A-Center's purchase of shares under the tender offer.

          7. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          8. If you are an Odd Lot Holder and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration of the tender offer and check the box captioned "Odd Lots" on the attached Instruction Form, Rent-A-Center, on the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 19, 2003.

     If you wish to condition your tender upon the purchase of all shares tendered or upon Rent-A-Center's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Rent-A-Center's purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition, complete the box entitled "Conditional Tender" in the attached Instruction Form.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     The tender offer is being made solely under the Offer to Purchase, as amended by the Supplement and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Rent-A-Center. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Rent-A-Center residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                                INSTRUCTION FORM

     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated April 28, 2003, the Supplement, dated June 5, 2003, and the related amended Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Rent-A-Center, Inc., a Delaware corporation ("Rent-A-Center"), to purchase for cash up to 2,200,000 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, not greater than $73.00 per share nor less than $67.00 per share, specified by the undersigned, on the terms and subject to the conditions of the tender offer.

     The undersigned hereby instruct(s) you to tender to Rent-A-Center the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the tender offer.

     AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED: ________ SHARES

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Rent-A-Center in accordance with the terms of the tender offer.

[ ] I want to maximize the chance of having Rent-A-Center accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price determined by Rent-A-Center in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $67.00 per share.

                                       OR

(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Rent-A-Center for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

            [ ] $67.00            [ ] $68.25        [ ] $69.50        [ ] $70.75        [ ] $72.00
            [ ] $67.25            [ ] $68.50        [ ] $69.75        [ ] $71.00        [ ] $72.25
            [ ] $67.50            [ ] $68.75        [ ] $70.00        [ ] $71.25        [ ] $72.50
            [ ] $67.75            [ ] $69.00        [ ] $70.25        [ ] $71.50        [ ] $72.75
            [ ] $68.00            [ ] $69.25        [ ] $70.50        [ ] $71.75        [ ] $73.00

     CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

                                    ODD LOTS
                (SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

     To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE BOX):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ]   is a broker, dealer, commercial bank, trust company, or other nominee that
      (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

     In addition, the undersigned is tendering shares either (CHECK ONE BOX):

[ ] at the purchase price, as the same shall be determined by Rent-A-Center in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

[ ] at the price per share indicated above under "Shares Tendered at Price Determined by Stockholder."

                                 CONDITIONAL TENDER
                  (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

     A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate in the box below. Unless the minimum number of shares indicated below is purchased by Rent-A-Center in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and Rent-A-Center urges stockholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ]   MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED, IF ANY ARE PURCHASED:

                                ________ SHARES.

If, because of proration, the minimum number of shares designated will not be purchased, Rent-A-Center may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

[ ]   THE TENDERED SHARES REPRESENT ALL SHARES HELD BY THE UNDERSIGNED.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     RENT-A-CENTER'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER RENT-A-CENTER NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING RENT-A-CENTER'S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISORS.

Signature(s):
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Taxpayer Identification or Social Security Number:
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